Exhibit 3.1

EDWARDS LIFESCIENCES CORPORATION

BYLAWS

(Amended and Restated as of February 16, 2023)

ARTICLE I

STOCKHOLDERS

SECTION 1. PLACE OF HOLDING MEETINGS. All meetings of the stockholders shall be held at the principal executive offices of the Corporation, or such other place, if any, as shall be determined by the Board of Directors.

SECTION 2. ELECTION OF DIRECTORS.

(a) The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such time and date as shall be determined by the Board of Directors.

(b) Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors; provided that if, as of the tenth (10th) day preceding the date the notice of meeting is first mailed for such meeting to stockholders of the Corporation, the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and “against” a nominee and exclude abstentions and broker non-votes with respect to that director’s election. If directors are to be elected by a plurality, stockholders shall be permitted to withhold votes from a nominee but shall not be permitted to vote against a nominee.

If at any meeting for the election of directors a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender to the Board his or her offer of resignation as a director. Such resignation shall be made subject to the Board’s acceptance. The Compensation and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered offer of resignation, or whether other action should be taken. In determining whether to accept or reject the tendered offer of resignation, the Compensation and Governance Committee shall be entitled to consider all factors believed relevant by the members of such Committee, including without limitation: (1) any stated reason for the director not receiving the required vote and whether the underlying cause or causes are curable, (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Compensation and Governance Committee in evaluating potential candidates for the Board as such factors relate to each director who has offered his or her resignation, (3) the length of service of such director, (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards or contractual obligations, (5) such director’s contributions to the Corporation, and (6) any other factors that the Compensation and Governance Committee deems to be in the best interests of the Corporation. No director who has tendered his or her offer of resignation may participate in the Committee’s recommendation. If all of the members of the Compensation and Governance Committee have tendered their offers of resignation, then the Board shall act on the offers of resignation.

The Board shall act on the tendered offers of resignation, taking into account the recommendation of the Compensation and Governance Committee, and shall publicly disclose (by press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered offers of resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In determining whether to accept or reject any offer of resignation, the Board shall be entitled to consider all of the factors considered by the Compensation and Governance Committee and any additional information and factors that the Board believes to be relevant. No director who has tendered his or her offer of resignation may participate in the Board’s decision. Notwithstanding the foregoing, if the acceptance by the Board of all of the then pending offers of resignation would result in the Corporation having fewer than five directors who were in office prior to the applicable election, the Board may elect to extend such 90-day period by an additional 90 days if the Board shall determine that such an extension is in the best interests of the Corporation.

If any incumbent director’s offer of resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. If a director’s offer of resignation is accepted by the Board pursuant to this Subsection (b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article V, Section 2 below or may decrease the size of the Board pursuant to the provisions of the Corporation’s Certificate of Incorporation.

(c) Except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2, on the record date for the determination of stockholders entitled to vote at such meeting and at the time of the meeting, and (B) who complies with all applicable procedures set forth in this Section 2 or (iii) in the case of an annual meeting, by any Eligible Stockholder (as defined in Subsection (d) of Section 10 of this Article I) who complies with all applicable procedures set forth in Section 10 of this Article I. The number of nominees a stockholder may nominate for election at any annual meeting or special meeting shall not exceed the number of directors to be elected at such annual meeting or such special meeting.

(d) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to Subsection (c)(ii) of this Section 2, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(e) To be timely, such stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding anything to the contrary in the foregoing paragraph, in the event that the number of directors to be elected to the Board of the Corporation is increased effective after the time period for which nominations would otherwise be due under the foregoing paragraph and there is no public announcement by the Corporation naming the nominees for additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public notice is first made by the Corporation.

(f) To be in proper written form, a stockholder’s notice to the secretary must set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of the person,

(B) the principal occupation or employment of the person,

(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person,

(D) any Disclosable Interest (as defined below) of such person,

(E) a description of the person’s qualifications to be a director,

(F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other direct or indirect material interest in any material contract or relationship, between or among any Proposing Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other participants in such solicitation, on the other hand, including without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive office of such registrant, and

(G) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of the proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor provisions thereto;

(ii) as to the stockholder giving the notice and each other Proposing Person:

(A) the name and record address of such stockholder or other Proposing Person,

(B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or other Proposing Person,

(C) any Disclosable Interest (as defined below) of such stockholder or other Proposing Person,

(D) a description of all arrangements, agreements or understandings between such stockholder or other Proposing Person or any proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(F) a representation that such stockholder will update the information contained in the notice to be true and correct as of (i) the record date of the meeting, by written notice to the Corporation not later than five (5) business days after the record date for the meeting and (ii) the date that is ten (10) business days prior to the meeting, by written notice to the Corporation no later than eight (8) business days prior to the date for the meeting, and

(G) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto; and

(iii)

the information required to be included in a notice to the Corporation required by paragraph (b) of Rule 14a-19 promulgated under the Exchange Act, including a statement that such person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees.

Such notice must be accompanied by (i) a written consent of each proposed nominee to being named as a nominee in the Corporation’s proxy statement and accompanying proxy card and to serve as a director if elected, and (ii) a signed representation and agreement of each proposed nominee as required by Subsection (h) of this Section 2 and (iii) a completed and signed questionnaire of each proposed nominee with respect to the background and qualifications of such person (in the form provided by the secretary upon written request).

“Proposing Person” shall mean (i) any stockholder of record of the Corporation providing (A) a notice pursuant to this Section 2 or Section 10 with respect to the nomination of a person or persons for election to the Board of Directors (including each stockholder that is a member of a group of stockholders providing a notice pursuant to Section 10), (B) a notice pursuant to Section 6 with respect to the nomination of a person or persons for election to the Board of Directors or other business to be brought before a Stockholder Requested Special Meeting (as defined below), or (C) a notice pursuant to Section 9 with respect to other business to be brought before an annual meeting, as the case may be, (ii) the beneficial owner or owners, if different, on whose behalf such notice is made, (iii) any person, directly or indirectly, controlling, controlled by or under common control with such stockholder of record or beneficial owner, and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

“Disclosable Interest” with respect to any person shall mean (A) any direct or indirect pecuniary, economic or other interest of such person in any capital stock of the Corporation, including, without limitation, any derivative instrument, convertible security, stock appreciation right, swap, option, warrant, short interest, hedge or profit sharing arrangement, any other arrangement, agreement or understanding (including any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, or any fee or compensation based on any increase or decrease in value payable to, such person, with respect to any share of stock of the Corporation or any other such interest, (B) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (C) any other material relationship between such person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (D) any direct or indirect material interest in any material contract or agreement of such person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement).

(g) In addition to the information required pursuant to Subsection (f) of this Section 2 or any other provision of these Bylaws, the Corporation may require any proposed nominee for election or reelection as a director of the Corporation to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the capital stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Independence Standards”), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to be included in the Corporation’s proxy materials pursuant to Section 10 of this Article I (if applicable) or to serve as a director of the Corporation. The Corporation may also require any proposed nominee for election to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board or any committee thereof.

(h) In all cases, to be eligible to be a nominee for election or reelection as a director of the Corporation or to be considered by the Board to fill any vacancies pursuant to Article V, Section 2 below, a person must deliver (with respect to a nomination made by a stockholder pursuant to this Section 2, in accordance with the time periods prescribed for delivery of notice under this Section 2) to the secretary of the Corporation at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) will abide by the requirements of Subsection (b) of this Section 2, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (iv) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Corporation applicable to directors, (v) consents (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and intends to serve as a director for the full term for which such person is standing for election and (vi) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(i) No person shall be eligible for election as a director of the Corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with Subsection (c) of this Section 2 and any applicable procedures set forth in this Section 2 or Section 10 of this Article I. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and authority to determine whether any nomination was made in accordance with such procedures. If the chairperson of the meeting determines that a nomination was not made in accordance with such procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Further, notwithstanding the foregoing provisions of this Section 2 or the provisions of Section 10 of this Article I, unless otherwise required by law, if the stockholder or stockholders providing notice of a nomination pursuant to this Section 2 or Section 10 of this Article I (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, Section 6 and Section 9 of this Article I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting of stockholders.

In addition, notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2, and compliance with this Section 2 shall be the exclusive means for a stockholder to make director nominations (other than as provided in Section 10 of this Article I). Further, notwithstanding the provisions of this Section 2, unless otherwise required by law, (i) a stockholder shall not solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, and (ii) if any stockholder (A) provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notice required with respect to such nomination(s) in a timely manner, then the nomination of each proposed nominee of such stockholder shall be disregarded, notwithstanding that proxies or votes in respect to the election of the proposed nominees of such stockholder may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice of the information required by Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(j) The determination of whether shares of capital stock of the Corporation are owned beneficially or of record under this Section 2 shall be made in the manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or Delaware law shall, unless the Certificate of Incorporation or Delaware law otherwise provides, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the Delaware General Corporation Law, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Except for the election of directors, which shall be decided pursuant to the provisions of Article I, Section 2 herein, at each meeting of stockholders at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to vote thereon, except as otherwise provided by the Certificate of Incorporation or Delaware law.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

The Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 4. QUORUM. Except as provided in the next Section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority in voting power of the shares of the Corporation which are present in person or by proxy and entitled to vote thereon.

In addition, the chairperson of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairperson or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, (c) set forth in the notice of meeting given in accordance with Section 7 of this Article I or (d) are provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 7 of this Article I.

SECTION 6. SPECIAL MEETINGS; HOW CALLED.

(a) Special meetings of the stockholders may be called (i) by the chairman of the board, chief executive officer or the secretary at any time and for any purpose or purposes, and shall be called by the chairman of the board, chief executive officer or the secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the chairman of the board, chief executive officer or the secretary, signed by a majority of the directors or (ii) by resolution adopted by a majority of the Board of Directors. Special meetings of the stockholders shall be called by the secretary upon written request in proper form (a “Special Meeting Request”) of one or more record holders of common stock of the Corporation who Own, or are acting on behalf of one or more beneficial owners who Own, a number of shares of common stock of the Corporation that represents at least fifteen percent (15%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), subject to and in compliance with this Section 6 and all other applicable sections of these Bylaws.

For purposes of this Section 6, the term “Own” shall have the meaning ascribed to such term in Subsection (e) of Section 10 of this Article I, provided that a record holder or a beneficial owner shall not be deemed to “Own” any loaned shares that have not been recalled as of the date that the Special Meeting Request is delivered to or mailed to and received at the principal executive offices of the Corporation in accordance with this Section 6. Whether outstanding shares of common stock are “Owned” for these purposes shall be decided by the Board of Directors in its reasonable determination.

(b) A Special Meeting Request must be delivered to or mailed to and received at the principal executive offices of the Corporation. To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”), and shall comply with, and shall include and set forth, the following:

(i) a brief description of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matters proposed to be acted on at the Stockholder Requested Special Meeting, the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the Stockholder Requested Special Meeting and any material interest in such business of each Proposing Person (as defined in Section 2(f) of this Article I),

(ii) the name and record address of each Proposing Person,

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposing Person (with evidence of such ownership attached),

(iv) any Disclosable Interest (as defined in Section 2(f) of this Article I) of any Proposing Person,

(v) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any decrease in the number of shares Owned by the Requesting Stockholder following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgment that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction,

(vi) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information, representations and other documents required by Subsection (f) of Section 2 of this Article I,

(vii) in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information and representations required by Subsection (d) of Section 9 of this Article I, and

(viii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary; provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the secretary.

In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

(c) In determining whether a Stockholder Requested Special Meeting has been properly requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Stockholder Requested Special Meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within sixty (60) days of the earliest dated Special Meeting Request.

(d) The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each Requesting Stockholder is required to update the notice delivered pursuant to Subsection (b) of this Section 6 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under Subsection (b)(viii) of this Section 6, also as of a date not more than five (5) business days before the scheduled date of the Stockholder Requested Special Meeting as to which the Special Meeting Request relates.

(e) Any Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the Corporation at any time prior to the date of the Stockholder Requested Special Meeting. If, following such revocation (or deemed revocation pursuant to Subsection (b)(v) of this Section 6), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(f) A Special Meeting Request shall not be valid, and the secretary shall not be required to call a Special Meeting Request if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law, (iv) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders or (v) the Board of Directors has called or calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) an identical or substantially similar item (as determined in good faith by the Board of Directors) to that included in the Special Meeting Request. The Board shall determine in good faith whether all requirements set forth in this Section 6 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(g) If a valid Special Meeting Request has been made, the Stockholder Requested Special Meeting shall be held at such date, time and place, if any, as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board to call an annual meeting or a special meeting.

(h) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of record holders and (ii) any additional matters the Board of Directors determines to submit to a vote of the stockholders at such Stockholder Requested Special Meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the Stockholder Requested Special Meeting shall have the power and authority to determine whether any business proposed to be brought before the Stockholder Requested Special Meeting was proposed in accordance with the foregoing procedures. If the chairperson of the Stockholder Requested Special Meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Further, notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if none of the Requesting Stockholders (or a qualified representative of such stockholder) appears at the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(i) The determination of whether shares of capital stock of the Corporation are owned beneficially or of record under this Section 6 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

SECTION 7. NOTICE OF STOCKHOLDERS’ MEETINGS. Notice stating the time and place, if any, of regular or special meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered shall be prepared and delivered by the secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of such meeting. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the Delaware General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the Delaware General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the Delaware General Corporation Law.

Any written waiver of notice, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

SECTION 8. CONDUCT OF THE MEETINGS.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations or procedures and to do all such acts as, in the judgment of the chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, or their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson of the meeting shall conduct such meeting in a business-like and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure, unless and to the extent determined otherwise by the Board.

SECTION 9. ANNUAL MEETINGS.

(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9, on the record date for the determination of stockholders entitled to vote at such annual meeting and at the time of the annual meeting and (B) who complies with the notice procedures set forth in this Section 9 (and, in the case of nominations of directors, the requirements of Section 2 of this Article II).

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting, and such business must otherwise be a proper matter for stockholder action.

(c) To be timely, such stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting or special meeting, as applicable:

(i) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting,

(ii) the name and record address of each Proposing Person (as defined in Section 2(f) of this Article I),

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposing Person,

(iv) any Disclosable Interest (as defined in Section 2(f) of this Article I) of any Proposing Person,

(v) a description of all arrangements, agreements or understandings between any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of any Proposing Person in such business,

(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting,

(vii) a representation that such stockholder will update the information contained in the notice to be true and correct as of (i) the record date of the meeting, by written notice to the Corporation not later than five (5) business days after the record date for the meeting and (ii) the date that is ten (10) business days prior to the meeting, by written notice to the Corporation no later than eight (8) business days prior to the date for the meeting,

(viii) a representation as to whether any Proposing Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal, and

(ix) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto.

The foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, the chairperson of the annual meeting shall have the power and authority to determine whether any business proposed to be brought before the annual meeting was proposed in accordance with the foregoing procedures. If the chairperson of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Further, notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) The determination of whether shares of capital stock of the Corporation are owned beneficially or of record under this Section 9 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

SECTION 10. PROXY ACCESS FOR DIRECTOR NOMINATIONS.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 10, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board by an Eligible Stockholder pursuant to and in accordance with this Section 10 (a “Stockholder Nominee”). For purposes of this Section 10, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Subsection (h) of this Section 10).

For the avoidance of doubt, nothing in this Section 10 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 10. Subject to the provisions of this Section 10, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 10, the Eligible Stockholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the secretary of the Corporation and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 10. To be timely, the Notice of Proxy Access Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 10.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Subsection (c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board.

For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number.

In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Notwithstanding anything to the contrary contained in this Section 10, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 10 for any meeting of stockholders for which the secretary of the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2 of this Article I.

(d) An “Eligible Stockholder” is a stockholder or group of no more than thirty (30) stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Subsection (e) of this Section 10) continuously for at least three years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent of the outstanding shares of common stock of the Corporation as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the Corporation in accordance with this Section 10 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 10. A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (or any successor provisions thereto). Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 10 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 10 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e) For purposes of this Section 10, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors in its reasonable determination.

(f) To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i) a statement by the Eligible Stockholder setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period,

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within ten (10) days following the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date,

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions thereto),

(iv) the information, representations and other documents required by Subsection (f) of Section 2 of this Article I,

(v) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 10, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor provisions thereto) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act (or any successor provisions thereto),

(vii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 10 (including withdrawal of the nomination), and

(viii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required or requested pursuant to Subsection (f) of this Section 10 or any other provision of these Bylaws, the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h) The Eligible Stockholder may, at its option, provide to the secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder shall (i) provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting and (ii) update the information contained in its Notice of Proxy Access Nomination, if necessary, so that all such information is true an correct in all respects as of the record date for the meeting, in accordance with the representation delivered with its Notice of Proxy Access Nomination. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Subsection (i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 10).

(j) Notwithstanding anything to the contrary contained in this Section 10, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 10, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914 (or any successor provisions thereto), (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (or any successor provisions thereto), or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 10 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 10, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairperson of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairperson of the annual meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2 of this Article I.

(m) Except as otherwise provided in this Bylaws or Rule 14a-19 promulgated under the Exchange Act, this Section 10 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE II

DIRECTORS

SECTION 1. QUORUM. One-half of the total number of directors (rounded upwards, if necessary, to the next whole number) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. The Board of Directors, or any committee thereof, may also transact business without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission. Any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After any such action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or such committee in the same paper or electronic form as the minutes are maintained.

The act of a majority of the votes entitled to be cast by the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation of the Corporation or these Bylaws.

SECTION 2. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held, without call or notice, in connection with the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be determined by the Board of Directors.

SECTION 3. ELECTION OF OFFICERS. At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a chief executive officer, chief financial officers and a secretary, and may elect a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, and one or more assistant secretaries, who need not be directors. Each such officer shall hold office until his or her successor is duly elected and qualified, or until such officer’s earlier resignation, removal or death.

SECTION 4. SPECIAL MEETINGS; HOW CALLED; NOTICE. Special meetings of the Board of Directors may be called by the chairman of the board or the chief executive officer, and shall be called by the chairman of the board or the secretary on the written request of any two directors. Notice of each such meeting shall state the date, time and place, if any, of the meeting, and shall be delivered to each director at least 24 hours before the time at which such meeting is to be held or, if mailed by first-class mail, at least four days before the day on which such meeting is to be held. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof. A meeting may be held at any time without notice if all of the directors are present and do not protest, prior to or at its commencement, the lack of notice or if those not present waive (in writing or by electronic transmission) notice of the meeting, either before or after such meeting.

SECTION 5. PLACE OF MEETING. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any place as they may from time to time determine.

SECTION 6. TELEPHONIC MEETINGS. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 7. GENERAL POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation, including any powers incidental thereto.

SECTION 8. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors, but the Board of Directors may by resolution authorize compensation together with expenses of attendance at meetings. Such compensation may take the form of cash, stock options or other compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III

COMMITTEES

The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board, appoint one or more committees, each consisting of one or more of the directors of the Corporation, which committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as shall be conferred by the resolution appointing it, and which, in furtherance thereof, may authorize the seal of the Corporation to be affixed to all papers that may require it; but the power and authority of any such committee shall be subject to the provisions of Section 141(c) (or its successor provision) of the Delaware General Corporation Law and any other applicable statute.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to change the membership of or to dissolve any such committee. Any such committee may make such rules for the conduct of its business as it shall from time to time deem necessary or appropriate. Except as may be otherwise provided by resolution of the Board, one half of the total number of directors (rounded upwards, if necessary, to the next whole number), shall constitute a quorum.

Regular meetings of any committee may be held without call or notice at such time as determined by the committee. Notice of special meetings shall be given to each member of the committee in the manner provided for in Section 4 of Article II and such notice may be waived if all of the committee members are present and do not protest, prior to or at its commencement, the lack of notice or if those not present waive (in writing or by electronic transmission) notice of the meeting, either before or after such meeting.

ARTICLE IV

OFFICERS

SECTION 1. The officers of the Corporation shall be the chief executive officer, the chief financial officer and the secretary, and may include a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries and such other officers as may from time to time be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. CHIEF EXECUTIVE OFFICER. The chief executive officer shall have the responsibility for the management of the Corporation and such other powers and duties as may be assigned to him or her from time to time by the Board of Directors. The chief executive officer shall participate in long range planning for the Corporation. He or she may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation. He or she may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. He or she shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board of Directors from time to time.

SECTION 3. PRESIDENT. The president shall have such duties and authority as the chief executive officer may determine from time to time. In the absence or disability of the chief executive officer, the president shall exercise all powers and discharge all of the duties of the chief executive officer, including the general supervision and control of all the business and affairs of the Corporation. The president may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation. The president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 4. VICE PRESIDENTS. In the absence or disability of the chief executive officer and the president, the functions of the chief executive officer shall be performed by the executive vice president who was first elected to that office and who is not then absent or disabled, or, if none, the senior vice president who was first elected to that office and who is not then absent or disabled, or, if none, the group vice president who was first elected to that office and who is not then absent or disabled, or, if none, the corporate vice president who was first elected to that office and who is not then absent or disabled, or, if none, the vice president who was first elected to that office and who is not then absent or disabled. Each executive vice president, senior vice president, group vice president, corporate vice president and vice president shall have such powers and shall discharge such duties as may be assigned to him or her from time to time by the chief executive officer or the president and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business. Each executive vice president, senior vice president, group vice president, corporate vice president and vice president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 5. SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman of the board, chief executive officer or the directors, upon whose requisition the meeting is called as provided in these Bylaws. The secretary shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the chief executive officer, or the president. The secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the chief executive officer, or the president, and attest the same. The secretary shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of secretary. The secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 6. ASSISTANT SECRETARY. Each assistant secretary shall have such powers and perform such duties as shall be assigned to him or her by the Board of Directors or delegated to him or her by the secretary, and in the absence or inability of the secretary to act, shall have the same general powers as the secretary. Each assistant secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

SECTION 7. TREASURER. The treasurer shall perform such duties as shall be delegated to him or her by the Board of Directors, the chief executive officer or the president.

ARTICLE V

RESIGNATIONS AND FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing or by electronic transmission and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the chairman of the board, chief executive officer or secretary. The acceptance of the resignation shall not be necessary to make it effective unless otherwise specified in the resignation or these Bylaws.

SECTION 2. FILLING OF VACANCIES. If the office of any member of a committee or other officer becomes vacant, the vacancy may be filled only by the remaining directors in office, who, by a majority vote, may appoint any qualified person to fill such vacancy. Any vacancy on the Board of Directors, resulting from an increase in the number of directors or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term or until the next election of the class to which the director has been assigned, and until his or her successor shall be duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

ARTICLE VI

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. The shares of stock of the Corporation may be certificated or uncertificated, as provided under Delaware law. Certificates of stock, numbered and with the seal of the Corporation affixed, signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the chief executive officer, the president, the chief financial officer or any vice president, and the secretary or an assistant secretary or the treasurer shall be an authorized officer for such purpose), may be issued upon request to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Any or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and (i) in the case of certificated shares, upon the surrender of the old certificates to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued; or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. DETERMINATION OF RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other lawful action, the Board of Directors may fix, in advance, a record date, which, in the case of action involving a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and which shall not be more than sixty (60) days prior to any other action.

(b) If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the applicable provisions of the Certificate of Incorporation, if any, and Delaware law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient.

ARTICLE VII

AMENDMENTS

The stockholders by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors of the Corporation considered as one class, or the directors by the affirmative vote of a majority of the votes entitled to be cast by directors present at any meeting at which a quorum is present, may amend or alter any of these Bylaws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting. “Voting Stock” means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

SECTION 3. REGISTERED OFFICE. A registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of this Corporation in the State of Delaware.

SECTION 4. BANK ACCOUNTS, CHECKS, DRAFTS, NOTES. The Corporation shall maintain such bank accounts and checks upon such accounts shall be signed or countersigned by such officers as may be designated by resolution of the Board of Directors. Notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 5. FORUM SELECTION. Unless the Corporation consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the Delaware General Corporation Law confers jurisdiction in the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.

SECTION 6. ELECTRONIC SIGNATURES, ETC. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

*     *     *     *     *     *     *

29